Exhibit 4.3

AINOS, INC.

COMMON STOCK WARRANT

THIS COMMON STOCK WARRANT AND ANY SECURITIES ISSUABLE UPON THE EXERCISE OF THIS COMMON STOCK WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

Issue Date: May 3, 2024

Warrant to Purchase 500,000 Shares of Common Stock

Expiration Date: May 3, 2029

Ainos, Inc. (“Company”), hereby certifies that, for value received, ASE TEST, INC. (“Holder”) is entitled, on the terms set forth below, to purchase from the Company at any time until 5:00 p.m., Pacific Standard Time, on the Expiration Date 500,000 fully paid and nonassessable shares of the Common Stock of the Company, at a price per share of $4.50 (“Purchase Price” - subject to Section 3(d) of the Note).

This Warrant is being issued pursuant to the Convertible Note and Warrant Purchase Agreement dated May 3, 2024 between the Company and Holder (the “Agreement”). All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

1. Vesting; Exercise of Warrant; Transfer of Warrant.

(a) Vesting. All the Warrant Shares vest on the first day following a six-month period of the Issue Date until the Expiration Date.

(b) Exercise of Warrant. At any time prior to 5:00 p.m. on the Expiration Date, the vested Warrant Shares may be exercised by the Holder, in whole or in part, upon surrender of this Warrant to the Company, together with an executed Notice of Exercise, substantially in the form attached hereto as Exhibit B-1, at the Company’s primary executive office, with payment by check to the Company of the amount obtained by multiplying the number of shares of Common Stock with respect to which this Warrant is being exercised by the Purchase Price.

(c) Partial Exercise. Upon any partial exercise or conversion, the Company will issue to the Holder a new Warrant for the number of Warrant Shares as to which this Warrant was not exercised or converted on the same terms herein.

(d) Fractional Shares. No fractional shares of Common Stock shall be issued upon any exercise or conversion of this Warrant. Instead of any fractional share which would otherwise be issuable upon exercise or conversion, the Company shall pay a cash amount in respect of each fractional share at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest 1/100th of a share) by the fair market value of a share of Common Stock on the date of exercise or conversion, as applicable, minus the Purchase Price. Payment of such amount shall be made in cash or by check payable to the order of the Holder at the time of delivery of any certificate or certificates arising upon such exercise or conversion.

(e) Taxes. The Company will not be required to pay any tax imposed in connection with any transfer involved in the issuance of a Warrant or a certificate for shares of Common Stock in any name other than that of the Holder hereof, and in such case, the Company will not be required to issue or deliver any stock certificate or Warrant until such tax is paid.

(f) Transfer of Warrant. The Holder may not assign, pledge, or otherwise transfer this Warrant without the prior written consent of the Company, except for transfers to any of its affiliates by execution and delivery of the Notice of Assignment attached hereto as Exhibit B-2 and surrender of this Warrant for registration of transfer of this Warrant at the primary executive office of the Company, together with funds sufficient to pay any applicable transfer tax. Upon receipt of the duly executed Notice of Assignment and the necessary transfer tax funds, if any, the Company, at its expense, shall execute and deliver, in the name of the designated transferee or transferees, one or more new Warrants representing the right to purchase a like aggregate number of shares of Common Stock.

(g) (i) In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of Securities, separations, reorganizations, liquidations, merger, consolidation, acquisition of the Company, or the like, the number, class and type of securities available upon exercise of this Warrant and the Purchase Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Purchase Price, the total number of shares of Common Stock as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares of Common Stock until the event requiring adjustment. The form of this Warrant need not be changed because of any such adjustment. (ii) Upon the occurrence of adjustment pursuant to this Section 2(g), the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Purchase Price and adjusted number of shares of Common Stock or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of such certificate to the Holder.

2. Piggy-Back Registration Rights. If the Company shall file a registration statement with the SEC (“Company Registration”), except for a Company Registration on Form S-4 or S-8, subsequent to the Issue Date, the Company shall include the Warrant Shares underlying the Warrant (“Registrable Shares”). The Company shall use its reasonable efforts to cause all Registrable Shares attributable to the Holder to be included in the Company Registration and any related offering, all to the extent requisite to permit the sale by the Holder of such Registrable Shares in accordance with the method of sale applicable to the other shares of Common Stock included in the Company Registration.

3. Notices of Record Date. In case (a) the Company takes a record of the Holder of the Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities; (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or (c) of any voluntary dissolution, liquidation or winding-up of the Company; then, in each such case, the Company will mail or cause to be mailed to each Holder of a Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and time, if any is to be fixed, as of which the Holder of record of Common Stock (or such other stock or securities at the time receivable upon the exercise or conversion of the Warrant) will be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up, and, in the case of a reorganization, consolidation, merger or conveyance, the fair market value of such securities or other property as determined by the board of the Company. Such notice shall be mailed at least ten (10) days prior to the date specified therein.

4. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in such reasonable amount as the Company may determine, or (in the case of mutilation) upon surrender and cancellation thereof, the Company at its expense, will issue a replacement.

5. No Redemption. This Warrant shall not be redeemable by the Company, in whole or in part, at any time.

6. Change; Waiver. This Warrant except by agreement may not be changed, amended or modified in writing signed by the Company and the Holder.

7. No Rights as Holder. This Warrant does not entitle the Holder to any voting rights or other rights as a Holder of the Company prior to the exercise of this Warrant.

8. Headings. The headings in this Warrant are for purposes of reference only and shall not be deemed to constitute a part hereof.

9. Governing Law. This Warrant shall be construed in accordance with and governed by the laws of the State of New York without regard to its conflicts of laws rules.

Dated: May 3, 2024

Ainos, Inc.

/s/ Chun-Hsien Tsai
Name:	Chun-Hsien Tsai
Title:	Chairman, President, and CEO

NOTICE OF EXERCISE OF WARRANT

TO: Ainos, Inc.

1. The undersigned hereby elects to receive _______ shares of Common Stock of Ainos, Inc., pursuant to the terms of the attached Warrant.

2. Exercise. The undersigned tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Warrant.

Name of Holder

Signature of Authorized Signatory

Print Name and Title

Date

WARRANT ASSIGNMENT FORM

(To be executed only upon the assignment of the within Warrant)

FOR VALUE RECEIVED, the undersigned registered Holder of the within Warrant hereby sells, assigns and transfers unto _____________________, whose address is ___________________ all of the rights of the undersigned under the within Warrant, with respect to shares of Common Stock (as defined within the Warrant) of Ainos, Inc., and, if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares of Common Stock not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint _________________ attorney to register such transfer on the books of Ainos, Inc. maintained for that purpose, with full power of substitution in the premises.

Dated:

By:
(Signature of Registered Holder)

Title:

NOTICE:	The signature to this Notice of Assignment must correspond with the name upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

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